UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2012

XRS Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

965 Prairie Center Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 707-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 23, 2012, we received a letter from The NASDAQ Stock Market stating that the closing bid price of our company’s common stock was below the minimum bid price of $1.00 per share required by Listing Rule 5550(a)(2) for 30 consecutive business days.

Under the Listing Rules, our company has a compliance period of 180 days, or until February 19, 2013, to regain compliance with the minimum bid price requirement for continued listing. In order to comply with that requirement, our common stock must maintain a consolidated bid price of $1.00 or greater for a minimum of ten consecutive business days during the compliance period.

During the compliance period, our common stock will trade on the NASDAQ Capital Market under the symbol XRSC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2012	XRS CORPORATION

	By:	/s/ Bruce B. McPheeters
Bruce B. McPheeters
Secretary